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                                                                     EXHIBIT 3.3
                          CERTIFICATE OF INCORPORATION
                                       OF
                           DELTA MILLS MARKETING, INC.


                           1. The name of the corporation is Delta Mills
Marketing, Inc.

                           2. The address of its registered office in the state
of Delaware is The Corporation Trust
Company, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                           3. The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including without limitation to engage in marketing and sales activities, to acquire, own, sell and otherwise dispose of shares or other securities of other corporations or entities, to provide financing to any such corporations or entities or other entities and to acquire, own, license, sell and otherwise dispose of trademarks, patents and other intellectual property.

                           4. The total number of shares of stock which the
corporation shall have authority to issue is 3,000 and the par value of each of such shares is $1.00, amounting in the aggregate to $3,000.

                           5. The name and mailing address of the incorporator
is as follows:

                  Name                        Mailing Address

         Douglas J. Stevens                   233 North Main Street
                                              Hammond Square, Suite 200
                                              Greenville, SC 29601

                           6. The name and mailing address of each person who is
to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

                  Name                               Mailing Address

         E. Erwin Maddrey, II                        233 North Main Street
                                                     Hammond Square, Suite 200
                                                     Greenville, SC 29601

         Bettis C. Rainsford                         108-1/2 Courthouse Square
                                                     P. O. Box 388
                                                     Edgefield, SC 29824

         C. C. Guy                                   918 Elizabeth Road
                                                     Shelby, NC 28150

         Buck A. Mickel                              P. O. Box 6721
                                                     Greenville, SC 29606


                           7. In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

                           8. Election of directors need not be by written
ballot except and to the extent provided in the by-laws of the corporation.

                           9. The corporation reserves the right to amend,
alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein are granted subject to this reservation.

                                    Ex. 3.3-1

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                           10. A director of the corporation shall not be
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the personal liability of directors shall further be limited or eliminated to the fullest extent permitted by any future amendments to Delaware law.


                           I, THE UNDERSIGNED, being the incorporator
hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of July, 1997.



                                               /s/ Douglas J. Stevens
                                              Douglas J. Stevens
                                              Incorporator



                                    Ex. 3.3-2